Exhibit (h)(2)(q)

Schedule A

(to PLF Administration and Shareholder Services Agreement dated December 12, 2012)

Fund Name	Share Class(es)	Fee
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Growth (formerly known as PL Portfolio Optimization Moderate-Aggressive Fund)	A, B, C, R, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Aggressive-Growth (formerly known as PL Portfolio Optimization Aggressive Fund)	A, B, C, R, Advisor	0.15%
Pacific FundsSM Diversified Alternatives	A, C, Advisor	0.15%
Pacific FundsSM Core Income (formerly known as PL Income Fund)	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Floating Rate Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM High Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM Short Duration Income	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Strategic Income	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Limited Duration High Income	A, C, Advisor I	0.30% 0.15%
PF Floating Rate Loan Fund	P	0.15%
PF Inflation Managed Fund	P	0.15%
PF Managed Bond Fund	P	0.15%
PF Short Duration Bond Fund	P	0.15%
PF Emerging Markets Debt Fund	P	0.15%
PF Comstock Fund	P	0.15%

Schedule A to PLF Administration and Shareholder Services Agreement dated December 12, 2012

PF Growth Fund	P	0.15%
PF Large-Cap Growth Fund	P	0.15%
PF Large-Cap Value Fund	P	0.15%
PF Main Street® Core Fund	P	0.15%
PF Mid-Cap Equity Fund	P	0.15%
PF Mid-Cap Growth Fund	P	0.15%
PF Small-Cap Growth Fund	P	0.15%
PF Small-Cap Value Fund	P	0.15%
PF Real Estate Fund	P	0.15%
PF Emerging Markets Fund	P	0.15%
PF International Large-Cap Fund	P	0.15%
PF International Value Fund	P	0.15%
PF Currency Strategies Fund	P	0.15%
PF Global Absolute Return Fund	P	0.15%
PF Precious Metals Fund	P	0.15%
PF International Small-Cap Fund	P	0.15%

Effective Date: December 31, 2014

Agreed To and Accepted By:

PACIFIC FUNDS[1]	PACIFIC LIFE INSURANCE COMPANY
By: /s/ Howard T. Hirakawa	By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa	Name: Howard T. Hirakawa
Title: Vice President	Title: SVP, Fund Advisor Operations

By: /s/ Jane M. Guon	By: /s/ Jane M Guon
Name: Jane M. Guon	Name: Jane M Guon
Title: Secretary	Title: Secretary

[1]	Formerly known as Pacific Life Funds. Name change effective 12/31/2014.